SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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[_] Definitive Addition Materials	Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RAMBUS INC.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rambus Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 30, 2001

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Rambus Inc., a Delaware corporation (the “Company”), will be held on Tuesday, January 30, 2001 at 10:00 a.m., local time, at the Westin Hotel, 675 El Camino Real, Palo Alto, California 94301, for the following purposes:

1.	To elect three Class II directors for a term of two years and until their successors are duly elected and qualified.

2.	To ratify the appointment by the Board of Directors of the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 30, 2001.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

     Only holders of record of the Company’s Common Stock at the close of business on December 19, 2000, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order Of The Board Of Directors of Rambus Inc.

Gary G. Harmon Sr. Vice President, Finance, Chief Financial Officer and Secretary

Los Altos, California December 28, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

RAMBUS INC.

PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

RAMBUS INC.

PROXY STATEMENT
FOR
2001 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

     This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Rambus Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of the Company’s Stockholders (the “Annual Meeting”) to be held on Tuesday, January 30, 2001 at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Westin Hotel, 675 El Camino Real, Palo Alto, California 94301. The telephone number at the Westin Hotel is (650) 321-4422. The Company’s headquarters are located at 4440 El Camino Real, Los Altos, California 94022, and the telephone number at that location is (650) 947-5000.

     This Proxy Statement and the accompanying form of proxy are first being mailed on or about December 28, 2000, together with the Company’s 2000 Annual Report to Stockholders (which includes the company’s 10-K for its 2000 fiscal year), to all holders of Common Stock entitled to vote at the Annual Meeting. Stockholders may obtain, for the cost of copying, a copy of any exhibits to the Company’s 10-K by writing to the Secretary of the Company at the Company’s headquarters.

Voting at the Annual Meeting; Record Date

     Only holders of record of the Company’s Common Stock at the close of business on December 19, 2000 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 98,152,995 shares of the Company’s Common Stock outstanding and entitled to be voted at the Annual Meeting. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Common Stock, see “Share Ownership by Principal Stockholders and Management.“All share numbers represented in this Proxy Statement reflect a four-for-one split of the Company’s Common Stock effective June 14, 2000.

Quorum; Required Vote

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders’votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal on which the broker has expressly not voted. In the election of directors, the three nominees who receive the greatest number of votes will be elected, and therefore abstentions and broker non-votes will have no effect on the outcome of the election of directors. There are no cumulative voting rights in the election of directors.

Proxies

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting. The Company has an advance notice Bylaw provision described in “Procedure for Submitting Stockholder Proposals“below. To date, the Company has not received from any stockholder any notice with respect to nomination for the election of directors or other business to be brought before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Rambus Inc., 4440 El Camino Real, Los Altos, CA 94022, Attention: Secretary.

Expenses of Solicitation

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

     Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in the year 2002, stockholder proposals must be received by the Secretary of the Company no later than August 26, 2001, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company 90 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Rambus Inc., 4440 El Camino Real, Los Altos, CA 94022, Attention: Secretary.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

     The Company’s Board of Directors is currently comprised of seven members who are divided into two classes with overlapping two-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class II Directors

     Three Class II directors are to be elected at the Annual Meeting for a two-year term ending in 2003. The Board of Directors has nominated WILLIAM DAVIDOW, P. MICHAEL FARMWALD and GEOFF TATE for re-election as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Dr. Davidow, Dr. Farmwald and Mr. Tate. The Company expects that each of Drs. Davidow and Farmwald and Mr. Tate will accept such nomination; however, in the event that Dr. Davidow, Dr. Farmwald or Mr. Tate is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of each person elected as a director will continue until such director’s term expires in 2003 or until such director’s successor has been elected and qualified.

   The Board of Directors recommends a vote “FOR” the nominees listed above.

Information Regarding Nominees and Other Directors

     Set forth below is certain information regarding the nominees for Class II directors and each other director of the Company whose term of office continues after the Annual Meeting.

Nominees for Class II Directors for a term expiring in 2003

Name	Age	Principal Occupation and Business Experience
William Davidow	65	Dr. Davidow has served as Chairman of the Board of Directors since the Company was founded in March 1990. Since 1985, Dr. Davidow has been a general partner of Mohr, Davidow Ventures, a venture capital firm. From 1973 to 1985, he held a number of management positions at Intel Corporation, including Senior Vice President of Marketing and Sales, Vice President of the Microcomputer Division and Vice President of the Microcomputer Systems Division. Dr. Davidow holds A.B. and M.S. degrees in Electrical Engineering from Dartmouth College and a Ph.D. in Electrical Engineering from Stanford University. He also serves as a director of Viant Corp., Numerical Technologies, Inc. and several privately-held companies.

P. Michael Farmwald	46	Dr. Farmwald has served as a director of the Company since co-founding the Company in March 1990, and in addition served as Vice President and Chief Scientist from March 1990 to November 1993. Dr. Farmwald founded Skymoon Ventures in 2000. In addition, Dr. Farmwald has co-founded other semiconductor companies, including Matrix Semiconductor in 1997 and Epigram in 1996, which was acquired by Broadcom in April 1999. In November 1993, he co-founded Chromatic Research Inc., a privately held developer of media processors for the PC industry. He served as a director prior to the sale of Chromatic Research Inc. to ATI Technologies Inc. in November 1998. From 1988 to 1989, Dr. Farmwald was an associate professor of Electrical and Computer Engineering at the University of Illinois. In 1986, he co-founded FTL which merged that year with MIPS. From 1986 to 1988, Dr. Farmwald was Chief Scientist for High End Systems at MIPS. Dr. Farmwald holds a B.S. degree in Mathematics from Purdue University and a Ph.D. in Computer Science from Stanford University. He also serves as a director of several privately-held companies.

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Name	Age	Principal Occupation and Business Experience
Geoff Tate	46	Mr. Tate currently serves as Chief Executive Officer and Director. Mr. Tate served as President, Chief Executive Officer and Director from May 1990 to December 1999. From February 1989 to January 1990, Mr. Tate served as Senior Vice President and Corporate Officer, Microprocessor and Peripherals with Advanced Micro Devices, Inc. (“AMD”), a semiconductor manufacturer. From 1979 to 1989, Mr. Tate served in various marketing and product line management positions with AMD. Mr. Tate holds a B.S. degree in Computer Science from the Unviersity of Alberta and an M.B.A. from the Harvard Graduate School of Business Administration.

Incumbent Class I Directors Whose Terms Expire in 2002

Name	Age	Principal Occupation and Business Experience
Bruce Dunlevie	44	Mr. Dunlevie has served as a director of the Company since its founding in March 1990. He has been a member of the venture capital firm Benchmark Capital since April 1996, and a general partner of the venture capital firm Merrill, Pickard, Anderson & Eyre since 1989. Mr. Dunlevie also served as Vice President and General Manager of the Personal Computer Systems Division of Everex Systems, a personal computer manufacturer. He holds a B.A. degree in History from Rice University and an M.B.A. from Stanford University. Mr. Dunlevie also serves as a director of Geoworks, an operating systems software company, Genesys Telecommunications Laboratories, Inc., a CTI framework provider, and several privately-held companies.

Charles Geschke	61	Dr. Geschke has served as a director of the Company since February 1996. He is a co-founder of Adobe Systems Incorporated, a software company, and has served as a director of that company since 1982, Chief Operating Officer from 1986 to 1995, President from 1989 to 2000 and Chairman since 1997. Prior to 1982, Dr. Geschke held various positions with Xerox’s Palo Alto Research Center, including Manager of the Imaging Sciences Laboratory. He holds an A.B. degree in Classics and an M.S. degree in Mathematics from Xavier University of Ohio, and received his Ph.D. in Computer Science from Carnegie-Mellon University.

Mark Horowitz	43	Dr. Horowitz has served as a director since co-founding the Company in March 1990 and as Vice President from March 1990 to May 1994 and currently continues to serve in a part-time capacity as a member of the technical staff. Dr. Horowitz has taught at Stanford University since 1984 where he is currently professor of Electrical Engineering. He holds B.S. and M.S. degrees in Electrical Engineering from Massachusetts Institute of Technology and received his Ph.D. in Electrical Engineering from Stanford University.

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Name	Age	Principal Occupation and Business Experience
David Mooring	41	Mr. Mooring was appointed President and Director in December 1999. Mr. Mooring joined the Company in February 1991 as Vice President, Marketing and Sales. He served as Vice President, Business Development from May 1994 to May 1997, when he became Sr. Vice President and General Manager of the Computer & Memory Group and served in that capacity until his appointment as President. From 1989 to 1991, he served as Vice President of Marketing and Sales at Vitesse Semiconductor, Inc., a semiconductor manufacturer. From 1980 to 1989, Mr. Mooring held various marketing and sales positions at Intel Corporation. Mr. Mooring holds a B.S. degree in Economics from the University of Santa Clara, an M.B.A. from Pepperdine University and an M.S. degree in Computer Engineering from the University of Southern California.

Board Meetings and Committees

     During fiscal 2000, the Board of Directors held four meetings (including regularly scheduled and special meetings), and no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees, if any, of which he was a member. On three occasions, certain matters approved by the Board of Directors were approved by unanimous written consent.

     The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company has no nominating committee or committee performing a similar function. The Audit Committee and the Compensation Committee currently consist of William Davidow, Bruce Dunlevie and Charles Geschke. The Stock Option Committee currently consists of one member, Geoff Tate.

     Audit Committee. The Audit Committee, which met four times during fiscal 2000, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The Board of Directors adopted and approved a charter for the Audit Committee in January 1998, a copy of which is attached hereto as Appendix A. The Board of Directors has determined that all members of the Audit Committee are “independent“as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     Compensation Committee. The Compensation Committee, which met one time during fiscal 2000, reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees. On four occasions, certain matters were approved by the Compensation Committee by unanimous written consent.

     Stock Option Committee. The Stock Option Committee, which was established in February 1997, has the authority (subject to limitations, if any, which may be established by the Company’s Board of Directors) to administer the issuance of stock options under the Company’s 1997 Stock Plan (the “1997 Stock Plan”) and the Amended and Restated 1999 NonStatutory Stock Option Plan (the “1999 Stock Plan”) of up to 100,000 shares per employee per year, other than executive officers. In addition, the Stock Option Committee has the authority to administer the issuance of Common Stock Equivalents under the 1997 Stock Plan. The Stock Option Committee acted by written consent 11 times during fiscal 2000.

Director Compensation

     Board members do not receive any cash fees for their service on the Board or any Board committee, but they are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. All Board members are eligible to receive stock options pursuant to the discretionary option grant program in effect under the 1997 Stock Plan. The 1997 Stock Plan also provides for an automatic grant of an option to purchase 40,000 shares of Common Stock (the “First Option”) to each non-employee, non-founder director who becomes a non-employee, non-founder director after the effective date of the 1997 Stock Plan provided that an employee director who becomes a non-employee, non-founder director is not eligible for the First Option. In addition, each non-employee, non-founder director is automatically granted an option to purchase 20,000 shares (a “Subsequent Option”) effective October 1 of each year provided he or she is then a non-employee, non-founder director and provided further that on such date he or she has served on the Board for at least six months. On October 2, 2000, Dr. Davidow, Mr. Dunlevie and Dr. Geschke were each granted a Subsequent Option to purchase 20,000 shares of Common Stock with an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq Stock Market.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders’equity and comprehensive income, and cash flows for each of the three years in the period ended September 30, 2000, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material“or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

     The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountants’independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Conclusion

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS William Davidow Bruce Dunlevie Charles Geschke

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PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2001, and has determined that it would be desirable to request that the stockholders ratify such appointment.

     PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited the Company’s financial statements since 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Required Vote

     Although stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP since the Board of Directors has the responsibility for selecting accountants, the Board of Directors has conditioned its appointment of the Company’s independent accountants upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection.

The Board of Directors recommends a vote “FOR” this proposal.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

     The following table sets forth certain information as of December 1, 2000 regarding beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth in this Proxy Statement, and (iv) all current directors and officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company’s records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

Name or Group of Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
Geoff Tate(2)	3,719,456	3.8
David Mooring(3)	783,016	*
Gary Harmon(4)	630,649	*
Ed Larsen(5)	5,003	*
Subodh Toprani(6)	471,524	*
William Davidow(7)	1,031,552	1.1
Bruce Dunlevie(8)	4,232,774	4.3
P. Michael Farmwald	4,040,936	4.1
Charles Geschke(9)	301,250	*
Mark Horowitz	2,159,716	2.2
All current directors and officers as a group (11 persons) (10)	17,093,686	17.3

*	Less than 1 percent

(1)	Percentage of shares beneficially owned is based on 98,145,700 shares outstanding as of December 1, 2000. Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of December 1, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

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(2)	Includes 76,934 shares subject to options exercisable within 60 days of December 1, 2000, of which 64,433 shares were vested and 12,501 shares were unvested as of December 1, 2000. Also includes 60,000 shares held of record by Mr. Tate’s wife, Colleen Thygesen Tate, as Trustee for their children.

(3)	At December 1, 2000, 6,667 shares held by Mr. Mooring were subject to a right of repurchase in favor of the Company which lapses over time.

(4)	Includes 69,999 shares subject to options exercisable within 60 days of December 1, 2000, of which 67,500 shares were vested and 2,499 shares were unvested as of December 1, 2000. At December 1, 2000, 3,334 shares held by Mr. Harmon were subject to a right of repurchase in favor of the Company which lapses over time.

(5)	At December 1, 2000, 2,917 shares held by Mr. Larsen were subject to a right of repurchase in favor of the Company which lapses over time.

(6)	Includes 50,000 shares subject to options exercisable within 60 days of December 1, 2000, all of which shares were vested as of December 1, 2000. At December 1, 2000, 3,334 shares held by Mr. Toprani were subject to a right of repurchase in favor of the Company which lapses over time. Mr. Toprani resigned as an executive officer of the Company in July 2000.

(7)	Includes 8,754 shares subject to options exercisable within 60 days of December 1, 2000, of which 7,503 shares were vested and 1,251 shares were unvested as of December 1, 2000. At December 1, 2000, 2,500 shares held by Dr. Davidow were subject to a right of repurchase in favor of the Company which lapses over time.

(8)	Includes all shares held by entities affiliated with MPAE V Management Co. Bruce W. Dunlevie, a director of the Company, is a general partner of MPAE V Management Co. which is a general partner of Merrill, Pickard Pickard, Anderson & Eyre V, L.P. which owns 3,766,064 shares. Mr. Dunlevie is deemed to have voting and investment power with respect to such shares. Mr. Dunlevie may be deemed to beneficially own such shares, but he disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Also includes (i) 173,750 shares subject to options exercisable within 60 days of December 1, 2000, of which 172,499 shares were vested and 1,251 shares were unvested as of December 1, 2000, and (ii) 32,000 shares held of record by Mr. Dunlevie as trustee for his children.

(9)	Includes 127,500 shares held of record by The Geschke Family Trust Dated 9/25/87, and 133,750 shares subject to options exercisable within 60 days of December 1, 2000, of which 132,499 shares were vested and 1,251 shares were unvested as of December 1, 2000. At December 1, 2000, 2,500 shares held by Dr. Geschke were subject to a right of repurchase in favor of the Company which lapses over time.

(10)	Includes 635,617 shares subject to options exercisable within 60 days of December 1, 2000, of which 593,196 shares were vested and 42,421 shares were unvested as of December 1, 2000. At December 1, 2000, 17,918 shares held by such persons were subject to a right of repurchase in favor of the Company which lapses over time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during fiscal 2000, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements except that Dr. Farmwald submitted two late filings with a total of ten transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Dr. Davidow, Mr. Dunlevie and Dr. Geschke. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of any other company’s board of directors or compensation committee, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company and their ages and positions as of September 30, 2000, are as follows:

Name	Age	Position
Geoff Tate	46	Chief Executive Officer and Director
David Mooring	41	President and Director
Gary Harmon	62	Sr. Vice President, Finance, Chief Financial Officer and Secretary
Ed Larsen	48	Sr. Vice President, Administration

     The Company’s executive officers are appointed by, and serve at the discretion of, the Board of Directors. There is no family relationship between any executive officer and any director of the Company.

     Geoff Tate currently serves as Chief Executive Officer and Director. Mr. Tate served as President, Chief Executive Officer and Director from May 1990 to December, 1999. Mr. Tate joined the Company in May 1990 as President, Chief Executive Officer and Director. From February 1989 to January 1990, Mr. Tate served as Senior Vice President and Corporate Officer, Microprocessor and Peripherals with Advanced Micro Devices, Inc. (“AMD”), a semiconductor manufacturer. From 1979 to 1989, Mr. Tate served in various marketing and product line management positions with AMD. Mr. Tate holds a B.S. degree in Computer Science from the University of Alberta and an M.B.A. from the Harvard Graduate School of Business Administration.

     David Mooring was appointed President and Director in December 1999. Mr. Mooring joined the Company in February 1991 as Vice President, Marketing and Sales. He served as Vice President, Business Development from May 1994 to March 1997, when he became Sr. Vice President and General Manager of the Computer & Memory Group and served in that capacity until his appointment as President. From 1989 to 1991, he served as Vice President of Marketing and Sales at Vitesse Semiconductor, Inc., a semiconductor manufacturer. From 1980 to 1989, Mr. Mooring held various marketing and sales positions at Intel Corporation. Mr. Mooring holds a B.S. degree in Economics from the University of Santa Clara, an M.B.A. from Pepperdine University and an M.S. degree in Computer Engineering from the University of Southern California.

     Gary Harmon was appointed Sr. Vice President, Finance, Chief Financial Officer and Secretary in December 1999. Mr. Harmon joined the Company in March 1993 as Vice President, Finance, Chief Financial Officer and Secretary. Prior to 1993, Mr. Harmon held various financial positions at Novellus Systems Inc., Digital Microwave Inc. and Avantek, Inc. Mr. Harmon holds a B.S. degree in Electrical Engineering from Stanford University and an M.B.A. from the Harvard Graduate School of Business Administration.

     Ed Larsen was appointed Sr. Vice President, Administration in December 1999. Mr. Larsen joined the Company in September 1996 as Vice President, Human Resources. From May 1995 to August 1996, he served as Director, Human Resources for Cirrus Logic, Inc., a semiconductor manufacturer. From June 1991 to July 1993 and May 1994 to May 1995, Mr. Larsen was an independent consultant. From July 1993 to April 1994, he served as Director, Human Resources for Zilog, Inc., a semiconductor manufacturer. Mr. Larsen has also held various human resources positions with VLSI Technology and Motorola. Mr. Larsen holds a B.S. degree in Business Administration from the University of Minnesota.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the fiscal years ended September 30, 1998, 1999 and 2000, certain summary information regarding the compensation of the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the “Named Executive Officers”) whose annual compensation (salary and bonus) for services rendered in all capacities to the Company exceeded $100,000.

					Long-Term Compensation Awards
		Annual Compensation		Securities Underlying	All Other Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Options(#)	(2)
Geoff Tate	2000	$236,448	$94,460	1,000,000	$1,930
Chief Executive Officer	1999	210,866	122,682	360,000	1,920
	1998	215,000	68,300	280,000	1,920

David Mooring	2000	227,500	88,201	1,000,000	1,834
President	1999	190,000	108,619	280,000	1,832
	1998	186,250	60,743	160,000	1,920

Gary Harmon	2000	193,750	75,794	160,000	1,689
Sr. Vice President, Finance and	1999	175,000	98,907	60,000	1,676
Chief Financial Officer	1998	169,856	52,547	120,000	1,630

Ed Larsen	2000	165,385	65,591	320,000	1,448
Sr. Vice President, Administration	1999	150,000	83,993	200,000	1,424
	1998	145,000	44,422	120,000	1,248

Subodh Toprani(3)	2000	164,295	58,732	240,000	1,834
Sr. Vice President, New Ventures	1999	185,625	105,062	200,000	1,784
	1998	172,500	56,268	140,000	1,920

(1)	Earned for services during year.
(2)	Consists of group term life insurance premiums paid by the Company.
(3)	Mr. Toprani resigned as an executive officer of the Company in July, 2000.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers for the fiscal year ended September 30, 2000.

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price		Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Granted	Fiscal Year(2)	Per Share(3)		Date	5%	10%
Geoff Tate	1,000,000	10.40%	$15.6719		10/20/09	$9,855,974	$24,976,972
David Mooring	1,000,000	10.40%	$15.6719		10/20/09	$9,855,974	$24,976,972
Gary Harmon	80,000.83%		$15.6719		10/20/09	$ 788,478	$ 1,998,158
	80,000.83%		$ 2.50	(4)	12/1/09	$2,088,597	$ 3,444,208
Ed Larsen	160,000	1.66%	$15.6719		10/20/09	$1,576,956	$ 3,996,316
	160,000	1.66%	$ 2.50	(4)	12/1/09	$4,177,194	$ 6,888,416
Subodh Toprani	120,000	1.25%	$15.6719		10/20/09	$1,182,717	$ 2,997,237
	120,000	1.25%	$ 2.50	(4)	12/1/09	$3,132,895	$ 5,166,312

(1)	Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect the Company’s estimate of future stock price growth.

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(2)	The Company granted options to purchase 9,614,400 shares of Common Stock to all employees during fiscal 2000.
(3)	Unless otherwise indicated, options were granted at an exercise price equal to the fair market value of the Company’s Common Stock at the date of grant.
(4)	Options granted at less than fair market value on date of grant. Vesting of options contingent upon achievement of key indicators of success for Rambus.

Aggregate Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

     The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended September 30, 2000 and the year-end number and value of exercisable and unexercisable options:

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at 9/30/00 (1)		Value of Unexercised In-the-Money Options at 9/30/00 (2)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Geoff Tate	106,800	$ 3,307,076	55,999	1,690,001	$4,350,422	$108,753,173
David Mooring	—	—	—	1,440,000	—	$ 91,801,224
Gary Harmon	—	—	59,999	280,001	$4,339,624	$ 18,621,932
Ed Larsen	80,000	$ 2,657,504	—	560,000	—	$ 36,998,120
Subodh Toprani	182,000	$12,912,407	60,000	520,000	$4,586,250	$ 34,261,870

(1)	Although some options are immediately exercisable for all the option shares, any shares purchased under such an option are subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee ceases to provide services to the Company prior to vesting in those shares.
(2)	Market value of underlying securities based on the closing price of the Company’s Common Stock on September 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq Stock Market of $78.9375 minus the exercise price.

Employment Agreements

     None of the Company’s executive officers has employment or severance agreements with the Company.

CERTAIN TRANSACTIONS

     Chromatic Research, Inc. In February 1994, the Company licensed its interface technology to Chromatic Research, Inc. (“Chromatic”), a multimedia processor design company. Under the terms of the license, Rambus received 626,053 shares of Chromatic Series B Preferred Stock. In December 1997, the Company received an additional 142,857 shares of Chromatic Series I Preferred Stock in return for an investment in Chromatic of $1,000,000. As of the Series I financing, Rambus’ownership interest represented approximately 2.7% of the outstanding shares of Chromatic. In November 1998, Chromatic was acquired by ATI Technologies Inc. and the Company received a total of $782,221 in payment for its shares. Chromatic was formed in May 1993 by, among others, Dr. Farmwald who served as a director of, and consultant to, Chromatic. Investors in Chromatic included affiliates of Mohr, Davidow Ventures, Merrill, Pickard, Anderson & Eyre and Kleiner Perkins, Caufield & Byers. Dr. Davidow and Mr. Dunlevie also served on the Board of Directors of Chromatic.

     The Company believes that all related-party transactions described above were on terms no less favorable than could have been otherwise obtained from unrelated third parties. All future transactions between the Company and its executive officers, directors and principal stockholders will be approved by a majority of the independent and disinterested members of the Board of Directors and will be on terms no less favorable than could be obtained from unrelated third parties.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the “Committee”) consists of directors William Davidow, Bruce Dunlevie and Charles Geschke, none of whom are employees or officers of the Company. The Committee sets policy and administers the Company’s cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives and key employees who will promote the Company’s business goals and build long-term stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company.

Compensation Philosophy and Policies

     The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee’s objectives are to:

•	ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value;

•	ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

•	ensure that current cash and equity incentive opportunities are competitive with comparable companies.

Elements of Compensation

     Compensation for officers and key employees includes both cash and equity elements.

     Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee and competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees.

     Ownership of the Company’s Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 1997 Stock Plan and the 1997 Employee Stock Purchase Plan (the “Purchase Plan”). Non-executive officer employees are also eligible to participate in the 1999 Stock Plan. The 1997 Stock Plan permits the Board of Directors or the Committee to grant stock options, stock purchase rights and Common Stock equivalents to employees on such terms as the Board or the Committee may determine. The 1999 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has authority to grant and administer stock options to all employees of the Company. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the company, external competitive circumstances and other relevant factors. These options typically vest over 48 months or 60 months and thus require the employee’s continuing services to the Company. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The vesting of these additional stock options usually will not begin until previous option grants have become fully vested. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company contributes an additional 10% of each employee’s contributions on a quarterly basis. The Company contribution is immediately vested.

     The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of the Company’s executive officers approached the $1 million limit in fiscal 2000 nor is any expected to approach such limit in fiscal 2001. However, the provisions of Section 162(m) merit current consideration because, under certain circumstances, the difference between the fair market value and the exercise price of options, Stock Purchase Rights or Common Stock Equivalents granted in the present time period, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers’compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. The Company’s 1997 Stock Plan has been designed and administered to meet such requirements. The Company has not attempted to structure other elements of executive compensation to qualify as performance-based compensation for purposes of Section 162(m).

Fiscal 2000 Executive Compensation

     The Company’s executive compensation philosophy is that base salary and cash bonuses should reflect the overall financial and non-financial performance of the Company and that non-cash compensation should be closely aligned with stockholder interests. No executive officer of the Company has an employment or severance agreement with the Company. Executive compensation for 2000 included base salary and cash bonuses. Cash bonuses for executive officers are based on the following measures of the Company’s performance: total revenue, operating income, the market penetration of the Company’s technology and other performance goals. Executive officers, like other employees, were eligible for option grants under the 1997 Stock Plan and to participate in the Purchase Plan. In the first quarter of fiscal 2000, the Company granted to its President 1,000,000 Common Stock Equivalents (CSEs) and to its executive officers approximately 360,000 options to purchase Rambus Common Stock for $2.50 per share. Vesting of these CSEs and options was contingent upon the achievement of key indicators of success for Rambus. Vesting for a portion of these CSEs and options was contingent on an increase in the price of Rambus Common Stock to greater than $50 per share for 30 consecutive days. This target was achieved by the end of the second quarter of fiscal 2000. The remaining CSEs and options will vest on the same basis as the Intel and DRAM incentive warrants described in the Company’s 10-K for the fiscal year ended September 30, 2000.

Fiscal 2000 Chief Executive Officer Compensation

     Geoff Tate joined the Company as President and Chief Executive Officer in 1990 and currently serves as Chief Executive Officer. Mr. Tate does not have an employment or severance agreement with the Company. In setting Mr. Tate’s compensation, the Compensation Committee, in addition to considering the factors for all executive officers described above, also considers data reflecting comparative compensation information from other companies. In fiscal 2000, Mr. Tate’s compensation was based on the Company’s overall performance in relation to goals set in the beginning of the year. In fiscal 2000 the Company granted Mr. Tate options to purchase 1,000,000 shares of Common Stock. The options, which do not begin to vest until January 31, 2003, are designed to increase Mr. Tate’s incentive to remain with the Company in the future and to closely align Mr. Tate’s interests with those of the Company’s stockholders. In addition, Mr. Tate was granted 1,000,000 Common Stock Equivalents (CSEs) in the first quarter of fiscal 2000. Vesting of a portion of the CSEs was contingent on an increase in the price of Rambus Common Stock to greater than $50 per share for 30 consecutive days. This target was achieved by the end of the second quarter of fiscal 2000. The remaining CSEs will vest on the same basis as the Intel and DRAM incentive warrants described in the Company’s 10-K for the fiscal year ended September 30, 2000.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS William Davidow Bruce Dunlevie Charles Geschke

13

COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. (“Nasdaq US”) and the Chase H&QTechnology Index. The graph assumes that $100 was invested on May 13, 1997, the date of the Company’s initial public offering, in the Company’s Common Stock, the Nasdaq US Index and the Chase H&QTechnology Index, including reinvestment of dividends. No dividends have been declared or paid on the Company’s Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Date	Rambus Inc. Index	Nasdaq US Index	Chase H&Q Technology Index
5/13/97	$100	$100	$100
6/30/97	$388	$108	$107
9/30/97	$464	$127	$129
12/31/97	$381	$119	$109
3/31/98	$365	$139	$132
6/30/98	$509	$143	$135
9/30/98	$533	$129	$120
12/31/98	$802	$167	$170
3/31/99	$536	$188	$185
6/30/99	$768	$205	$219
9/30/99	$552	$210	$231
12/31/99	$562	$311	$379
3/31/00	$2,454	$349	$427
6/30/00	$3,433	$304	$384
9/30/00	$2,631	$279	$377

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OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

By Order of the Board of Directors

Los Altos, California
December 28, 2000

APPENDIX A

AUDIT COMMITTEE CHARTER January 14, 1998

I.	PURPOSE OF THE AUDIT COMMITTEE

As a publicly-held company, Rambus Inc. (the “Company”) has an obligation to promptly produce and publish financial statements which are consistent, fairly presented and in conformance with generally accepted accounting principles. It is the duty of the Audit Committee (the “Committee”) to oversee the Company’s financial reporting process, its system of internal controls and the audit process.

II.	ROLES AND RESPONSIBILITIES

Without limiting its scope, the Committee’s roles and responsibilities will include the following activities:

•	Review the adequacy of the Company’s internal control structure;

•	Review the external auditors’ proposed audit scope and approach;

•	Conduct a review of the annual and interim financial statements and SEC reports, including Management’s Discussion and Analysis;

•	Review the annual audit findings, including any significant suggestions for improvements provided to management by the external auditors;

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

•	Review the performance of the external auditors;

•	Recommend appointment of the external auditors;

•	Review, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Review the findings of any examination by regulatory agencies, such as the SEC;

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

•	Perform other oversight functions as requested by the full Board.

III.	REPORTING

The Committee will regularly update the Board of Directors about Committee activities.

IV.	ORGANIZATION

A.	Size and membership qualifications

The Committee shall consist of a minimum of three members. Each member shall be “independent”; that is, not a part of management or otherwise directly affiliated with the Company. The Committee should appoint a Chairperson.

B.	Meetings

Meetings shall be held at least quarterly, generally in conjunction with both a Board meeting and the publishing of the Company’s interim and yearly financial statements. Attendees at the meetings should include the Company’s CEO, CFO and Accounting Manager.

A-1

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1.	Election of Class II Directors		For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	Nominees:	01) William Davidow 02) P. Michael Farmwald 03) Geoff Tate	All |_|	All |_|	Except |_|	and write the nominee’s number on the line below. ———————————————————————

2.	Ratification of appointment of PriceWaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 30, 2001.	For |_|	Against |_|	Abstain |_|

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS OUTLINED ABOVE.

Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, ,please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

——————————————————————————— Signature [PLEASE SIGN WITHIN BOX] Date	—————————————————————— Signature (Joint Owners) Date

RAMBUS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 30, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAMBUS INC.

The undersigned stockholder of Rambus Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated December 28, 2000, and hereby appoints Geoff Tate and Gary Harmon, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on January 30, 2001 at 10:00 a.m., local time, at the Westin Palo Alto Hotel, 675 El Camino Real, Palo Alto, California 94301, and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on December 19, 2000 as hereinafter specified upon the proposals listed on the reverse side.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)